UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2016
ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Mr. Craig Thompson Appointed as Chief Executive Officer and Member of the Board of Directors.

On December 2, 2016, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), Anthera Pharmaceuticals, Inc. (the “Company”) appointed Craig Thompson to serve on the Board as a Class I director and to serve as the Company’s Chief Executive Officer, effective December 6, 2016.  Mr. Thompson will also continue to serve as the Company’s President.

Mr. Thompson was appointed to serve as the Company’s President and Chief Operating Officer effective January 7, 2016.  Mr. Thompson, 50, has over 20 years of experience in pharmaceutical development and commercialization.  Most recently he served as the Chief Operating Officer for Tetraphase Pharmaceuticals from February 2014 to December 2015, where he oversaw the development and implementation of the commercial strategy as well as the business development and commercial manufacturing.  Prior to Tetraphase Pharmaceuticals, from January 2011 to December 2014, Mr. Thompson served as the Chief Commercial Officer for Trius Therapeutics resulting in the acquisition of Trius by Cubist Pharmaceuticals for over $700 million.  Prior to Trius Therapeutics, Mr. Thompson held various positions of increasing responsibility with Pfizer from November 2003 to December 2010, with his last position as Vice President of Marketing, Specialty Care.  Prior to Pfizer he held various positions of increasing responsibility at Merck and Co, Inc. from April 1993 to November 2003.  Mr. Thompson holds a Bachelor's degree in Commerce from McMaster University and a Master’s degree in Business Administration from the University of Notre Dame.

In connection with Mr. Thompson’s appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. Thompson (the “Offer Letter”) and granted Mr. Thompson an option to purchase 300,000 shares of the Company’s common stock under the Company’s 2013 Stock Option and Incentive Plan.  25% of the options will vest one year from the grant date and the remainder will vest in 36 equal monthly installments thereafter. Pursuant to the Offer Letter, Mr. Thompson’s base salary will be $460,000 per annum. Mr. Thompson is also eligible for a discretionary bonus target of up to 50% of his base salary during the period he serves as the Company’s Chief Executive Officer based on certain performance goals, to be determined in the sole discretion of the Company. The Offer Letter supersedes and replaces the employment offer letter between the Company and Mr. Thompson’s dated as of December 4, 2015.

Mr. Thompson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Thompson and any other persons pursuant to which he was selected as Chief Executive Officer and a director.

Mr. Paul Truex Resigned as Chief Executive Officer and Appointed Executive Chairman of the Board of Directors.

On December 2, 2016, Mr. Paul Truex tendered his letter of resignation from the role of Chief Executive Officer of the Company, effective immediately.  On December 2, 2016, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Company appointed Mr. Truex to serve as Executive Chairman of the Board, effective immediately.  Mr. Truex has served as a member of the Board and Chief Executive Officer of the Company since its inception in 2004.

In connection with Mr. Truex’s appointment as Executive Chairman of the Board, the Company will pay Mr. Truex an annual compensation of $100,000 per year beginning January 1, 2017.  In connection with Mr. Truex’s resignation as Chief Executive Officer of the Company, Mr. Truex will forfeit an aggregate of 350,000 options granted to him on September 17, 2015, all other option grants previously issued by the Company to Mr. Truex will continue to vest pursuant to their original vesting schedules.

Dr. Christopher Henney Resigned as Chairman of the Board of Directors.

On December 2, 2016, Dr. Christopher Henney tendered his letter of resignation as the Chairman of the Board the Company, effective immediately.  Dr. Henney will continue to serve as a member of the Board and a member of the Audit and Nominating and Governance Committees, respectively.  Dr. Henney has served as the Chairman of the Board since August 2008 and has been a member of the Board since April 2005. All stock options previously issued by the Company to Dr. Henney will continue to vest pursuant to their original vesting schedules.

A copy of the press release announcing the appointment of Mr. Thompson as Chief Executive Officer of the Company and a Class I director, Mr. Truex’s resignation as Chief Executive Officer and appointment as Executive Chairman of the Board, and Dr. Henney’s resignation from the role of Chairman of the Board, is filed herewith as Exhibit 99.1.

Adoption of Amended and Restated Director Compensation Program.

On December 2, 2016, the Board approved an amendment to the non-employee director compensation program (the “Program”), which sets forth the terms upon which non-employee directors will be compensated for their service on the Board.  Under the terms of the Program, each non-employee director will receive an annual cash retainer of $40,000, the Chairman of the Board will receive an annual cash retainer of $40,000, and the Executive Chairman of the Board will receive an additional annual cash retainer of $60,000.  The chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $15,000, $14,000 and $8,000, respectively.  Other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash retainers of $7,500, $6,000 and $4,000, respectively.  The forgoing amendment will become effective as of the Company 2017 Annual General Shareholder Meeting.

Under the terms of the Program, each newly elected non-employee member of the Board will also receive a one-time grant of a non-qualified stock options to purchase shares of the Company’s common stock equal in Black-Scholes fair value to $150,000 promptly following election or appointment to the Board (the “Director Welcome Options”).  The Director Welcome Options will vest monthly over three years with equal monthly installments, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.  In addition, each non-employee director will be granted annually options to purchase shares of the Company common stock equal in Black-Scholes fair value to $120,000 (the “Annual Grants”). The Annual Grants will vest monthly over one year with equal monthly installments, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.

The foregoing description of the Program is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Program, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu Senior Vice President, Finance
and Administration